Exhibit 10.2

Consulting Agreement

This Consulting Agreement (the “Agreement”) is made and entered into as of December 4, 2024 (the “Effective Date”), by and between OpGen, Inc., a Delaware corporation (the “Company”), and Gillian Tan Rou Yee as the Company Secretary (the “COSEC”). The Company and COSEC may be referred to herein individually as “Party” or collectively, as “Parties.”

Recitals

Whereas, the Company appointed COSEC to serve as the Company’s Company Secretary; and

Whereas, in consideration of the compensation to be paid by the Company to the COSEC, the Parties now desire to enter into this Agreement to reflect, among other things, the agreement by the COSEC to provide the services to the Company on the terms and subject to the conditions set forth herein.

Agreement

Now, Therefore, in consideration of the mutual covenants contained herein, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Engagement. Subject to the terms and conditions of this Agreement, the Company hereby engages COSEC to serve as the Company’s Company Secretary, and the COSEC hereby accepts such engagement. COSEC shall have and perform such services and duties as shall from time to time, be delegated to the COSEC by the Chief Executive Officer (“CEO”) or Board of Directors of the Company. The COSEC shall provide her services and duties to the Company in a good faith, professional, diligent manner and in a manner she reasonably believes is in the best interests of the Company, and in accordance with applicable industry standards and applicable law.

2. Compensation. As COSEC’s sole compensation for the performance of her obligations hereunder, the Company shall issue to the COSEC, on annual basis, a grant of restricted stock units representing a number of shares of common stock having a value equivalent to $25,000 as of the date of grant.

3. Independent Contractor. The Parties understand and agree that COSEC is an independent contractor and not an employee of the Company. COSEC shall not be considered an employee of the Company under any circumstances, irrespective of COSEC’s classification under common law principles. It is understood that COSEC shall perform the services contemplated in this Agreement according to COSEC’s methods. The Company shall have no authority or right to direct or control COSEC’s methods, and COSEC shall only be subject to the control of the Company as to the results of the services performed. COSEC has no authority to obligate the Company through contracts, agreements, or any other commitments, whether verbal or written, unless explicitly authorized in writing by the Company. In furtherance of the foregoing, COSEC acknowledges and agrees that COSEC will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, retirement or 401(k) benefits, or any other fringe benefits or benefit plans of the Company, and the Company will not be responsible for withholding or paying any income, payroll or other foreign, federal, state or local taxes, making any insurance contributions, including for unemployment or disability or obtaining workers’ compensation insurance on your behalf. Any taxes imposed on COSEC due to activities performed hereunder shall be the sole responsibility of COSEC.

4. Intellectual Property.

[intentionally omitted]

5. Confidentiality.

(a) The COSEC understands that during the Term, the COSEC may have access to unpublished and otherwise confidential information both of a technical and non-technical nature, relating to the business of the Company or any of its parents, subsidiaries, divisions, affiliates (collectively, “Affiliated Entities”), or clients, including without limitation any of their actual or anticipated business, research or development, any of their technology or the implementation or exploitation thereof, including without limitation information the COSEC and others have collected, obtained or created, information pertaining to clients, accounts, vendors, prices, costs, materials, processes, codes, material results, technology, system designs, system specifications, materials of construction, trade secrets or equipment designs, including information disclosed to the Company or any of its Affiliated Entities by others under agreements to hold such information confidential (collectively, the “Confidential Information”). The COSEC agrees to observe all policies and procedures of the Company and its Affiliated Entities concerning such Confidential Information. The COSEC further agrees not to disclose or use, either during the Term or at any time thereafter, any Confidential Information for any purpose, including without limitation any competitive purpose, unless authorized to do so by the Company in writing, except that the COSEC may disclose and use such information in the good faith performance of the COSEC’s duties for the Company. The COSEC’s obligations under this Agreement will continue with respect to Confidential Information, whether or not this Agreement is terminated, until such information becomes generally available from public sources through no fault of the COSEC or any representative of the COSEC. Notwithstanding the foregoing, however, the COSEC shall be permitted to disclose Confidential Information as may be required by a subpoena or other governmental order, provided that the COSEC first notifies the Company of such subpoena, order or other requirement and such that the Company has the opportunity to obtain a protective order or other appropriate remedy.

(b) During the Term, upon the Company’s request, or upon the termination of this Agreement for any reason, the COSEC will promptly deliver to the Company all documents, records, files, notebooks, manuals, letters, notes, reports, client information and lists, cost and profit data, e-mail, apparatus, laptops, computers, smartphones, tablets or other PDAs, hardware, software, drawings, blueprints, and any other material of the Company or any of its Affiliated Entities or clients, including all materials pertaining to Confidential Information developed by the COSEC or others, and all copies of such materials, whether of a technical, business or fiscal nature, whether on the hard drive of a laptop or desktop computer, in hard copy, disk or any other format, which are in the COSEC’s possession, custody or control.

6. Nature of Agreement. This Agreement is personal to COSEC, and COSEC is not authorized to delegate any of the services to any subcontractors without the Company’s prior written consent.

7. Term and Termination.

(a) This Agreement, along with COSEC’s obligations hereunder, shall commence on the Effective Date and continue for a period of one (1) year thereafter (“Term”), unless terminated earlier as provided below. At the end of the Term, the Agreement shall be automatically renewed for additional periods unless the Company provides at least thirty (30) days written notice of termination, at its sole discretion.

(b) The Company may terminate the Agreement at any time by giving no less than five (5) days’ prior written notice to the COSEC.

(c) Sections 3 through 15 shall survive any termination or expiration of this Agreement. Upon termination, COSEC shall promptly deliver to Company all documents and other materials of any nature pertaining to the performance of its obligations hereunder.

8. Legal and Equitable Remedies. The COSEC acknowledges that the Company would be irreparably injured by a violation of the covenants in Sections 5, 6 and 7 of this Agreement and agrees. Accordingly, in light of the foregoing and due to the personal and unique nature of the COSEC’s services and because COSEC may have access to and become acquainted with the Company’s proprietary or confidential information, Company shall have the right to enforce this Agreement, and any of its provisions, by injunction, specific performance, or other equitable relief without prejudice to any other rights and remedies that Company may have for in the event of a breach of this Agreement.

9. Governing Law; Venue. This Agreement shall be governed by, and construed according to the laws of the State of Delaware, without regards to conflicts of laws rules. The COSEC hereby expressly consents to the personal jurisdiction and venue of the state and federal courts located in the State of Delaware for any lawsuit filed there against the COSEC by Company arising out or related to this Agreement.

10. Severability. If any provision of this Agreement is deemed by a court of competent jurisdiction to be unenforceable, that provision shall be severed and the remainder of this Agreement shall continue in full force and effect.

11. Waiver of Breach. The waiver by either the Company or the COSEC of a breach of any provision of this Agreement shall not operate as or be deemed a waiver of any subsequent breach by either the Company or the COSEC. Any waiver must be in writing.

12. Complete Understanding; Modification. This Agreement, and all other documents mentioned herein, constitute the final, exclusive and complete understanding and agreement of the Parties hereto and supersedes all prior understandings and agreements. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by the Parties hereto.

13. Notices. Any notices required or permitted hereunder shall be delivered to the appropriate Party at the address listed on the signature page of the Agreement, or such other address as the Party shall specify in writing pursuant to this notice provision. Such notice shall be deemed given upon personal delivery to the appropriate address or three (3) days after the date of mailing if sent by certified or registered mail or electronic mail with confirmation of receipt.

14. Amendments. This Agreement may not be amended orally in any manner or in writing without the written consent of the Company and the COSEC. No provision of this Agreement may be waived, delayed, modified, terminated or otherwise impaired without the prior written consent of the Company and the COSEC.

15. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank]

In Witness Whereof, the Parties hereto have executed this Agreement as of the date first written above.

COMPANY:

OPGEN, INC.

By:	/s/ John Tan Honjian
Name:	John Tan Honjian
Title:	Chairman & CEO

Address:	23219 Stringtown Road, Suite 300.
Clarksburg, MD 20871 USA

COMPANY SECRETARY:

/s/ Gillian Tan Rou Yee
Name: Gillian Tan Rou Yee

Address:	[***]

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